UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2021

KKR ACQUISITION HOLDINGS I CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-40225	86-1506732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Hudson Yards, Suite 7500, New York, NY	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 750-8300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-fourth of one redeemable Warrant	KAHC.U	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	KAHC	The New York Stock Exchange
Redeemable Warrants, each whole Warrant exercisable for one share of Class A Common Stock, each at an exercise price of $11.50 per share	KAHC WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2021, the board of directors (the “Board”) of KKR Acquisition Holdings I Corp. (the “Company”) increased the size of the Board from four to five directors and appointed Meghan Frank as an independent director, effective immediately. Ms. Frank will serve as a Class II director whose term will expire at the Company’s 2023 annual meeting of stockholders. In addition, the Board appointed Ms. Frank to serve on the Company’s audit committee, compensation committee and nominating and corporate governance committee. Following Ms. Frank’s appointment and related changes to committee composition, the audit committee consists of Kimberly Ross (chair), Glenn Murphy and Ms. Frank; the compensation committee consists of Mses. Ross (chair), Frank and Roberts and Mr. Murphy; and the nominating committee consists of Mr. Murphy (chair), Paul Raether and Mses. Frank and Ross.

Ms. Frank has served as the chief financial officer of lululemon athletica inc. since November 2020. She joined lululemon in 2016 as the senior vice president, financial planning and analysis, and is now responsible for leading the finance, tax, treasury, investor relations, asset protection, facilities, operations excellence, and strategy functions. Ms. Frank has over 20 years of experience within the retail industry, previously holding senior positions at Ross Stores and J. Crew. She earned her Bachelor of Arts degree from Colgate University.

In connection with Ms. Frank’s appointment to the Board, KKR Acquisition Sponsor I LLC, the sponsor of the Company, assigned 25,000 shares of the Company’s Class A common stock to Ms. Frank without consideration. Ms. Frank will not receive any other compensation for serving as a director of the Company, consistent with the Company’s standard policy.

The Board has determined that Ms. Frank qualifies as an independent director under the corporate governance standards of the New York Stock Exchange. Ms. Frank was not appointed to the Board pursuant to any arrangement or understanding with any other person. Ms. Frank has no family relationship with any of our directors or executive officers. There have been no transactions regarding Ms. Frank that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2021
KKR ACQUISITION HOLDINGS I CORP.

	By:	/s/ Glenn Murphy
	Name:	Glenn Murphy
	Title:	Executive Chairman and Chief Executive Officer